Exhibit 8(c)(vi)

                                AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                            THE ALGER AMERICAN FUND,
                          FRED ALGER AND COMPANY, INC.,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

      For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Fund Participation Agreement among The Alger American Fund, Fred Alger and Company, Inc., and Jefferson National Life Insurance Company, dated March 31, 1995, as amended (the "Agreement"), as follows:

      1. Schedule A thereto is hereby deleted in its entirety and replaced with Schedule A attached hereto.

      2. The third "Whereas" clause is hereby amended in its entirety to read as follows: "WHEREAS, shares of beneficial interest in the Trust are divided into certain series which are available for purchase by the Company for the Accounts;"

      3. All other terms of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative effective as of May 1, 2008.

                                           THE ALGER AMERICAN FUND

                                           By:
                                               --------------------------------
                                           Name:
                                           Title:


                                           FRED ALGER AND COMPANY, INC.

                                           By:
                                               --------------------------------
                                           Name
                                           Title


                                           JEFFERSON NATIONAL LIFE INSURANCE
                                           COMPANY

                                           By:
                                               --------------------------------
                                           Name:  Craig A. Hawley
                                           Title:  General Counsel and Secretary


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                                   SCHEDULE A

Account(s)                                         Form #

- Jefferson National Life Annuity Account C        22-4025 (Individual)
                                                   32-4000 (Group)
- Jefferson National Life Annuity Account E        22-4047/32-4003 (Achievement)
                                                   22-4048/32-4002 (Educator)
- Jefferson National Life Annuity Account F        22-4061
- Jefferson National Life Annuity Account G        22-4056; JNL-2300;
                                                     JNL-2300-1; JNL 2300-2
- Jefferson National Life Annuity Account H        CVIC-2000 or -2001(state
                                                     specific)
- Jefferson National Life Annuity Account I        CVIC-2004 or -2005(state
                                                     specific)
- Jefferson National Life Annuity Account J        JNL-2100
- Jefferson National Life Annuity Account K        JNL-2200
- Jefferson National Life Account L                CVIC-1001 and -1003

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